EXHIBIT 10.1

CONFIDENTIAL INFORMATION (IDENTIFIED BY **) HAS BEEN OMITTED BASED
UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF
THE SECURITIES EXCHANGE ACT OF 1934 AND HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION

February 28, 2009

Matthew Free
Simmons Prepared Foods Inc.
601 N. Hico Street
Siloam Springs, AR 72761

Dear Matthew:

As discussed and agreed, Simmons will supply to the El Pollo Loco system the following chicken products:

** pounds annually of whole birds, EPL specification **.
The price for March 01, 2009 thru May 31, 2009 is ** per pound delivered MBM-Rancho Cucamonga, CA.  Future quarterly pricing will be updated quarterly based off the below quarterly pricing model(s):

** with Pricing Range Brackets for Split WOGS and Hind-Saddles:
•	Bracket A = ** and below ** quoted average range, will be priced ** Del Rancho
•	Bracket B = ** to ** quoted average range, will be priced ** Del Rancho
•	Bracket C = ** to ** quoted average range, will be priced ** Del Rancho
•	Bracket D = ** to ** quoted average range, will be priced ** Del Rancho
•	Bracket E = ** and up ** quoted average range, will be priced ** Del Rancho

** pounds sized saddle cuts EPL specification **.
The price for March 01, 2009 thru May 31, 2009 is ** per pound delivered MBM-Rancho Cucamonga, CA.   Future quarterly pricing will be the cost of the Whole Birds utilizing the method mentioned, less ** per pound.

Up to ** pounds of EPL boneless skinless breast meat, un-marinated or marinated.
The price for March 01, 2009 thru May 31, 2009 is ** per pound delivered MBM-Rancho Cucamonga, CA.  Future quarterly pricing will be updated quarterly based on ** delivered Rancho Cucamonga, CA off the below model:

** Boneless Skinless Breast Tender Out for Boneless Skinless Breast & **:
•	Pricing for March – May priced off November 16 – February 15 **.
•	Pricing for June – August priced off February 16 – May 15 **.
•	Pricing for September – November priced off May 16 – August 15 **.
•	Pricing for December – February priced off August 16 – November 15 **.

Freight:  All pricing delivered Rancho Cucamonga, CA Based off 37,500 lbs/load, fresh product only.  Frozen will be an additional ** per pound delivered in ** minimums to Rancho Cucamonga only.

Freezing Cost:   ** per pound to be added for frozen breast.

As part of this Purchase Agreement, Supplier warrants that the items identified herein will not be sold to other EPL Franchisee’s, affiliates of EPL Franchisee’s or suppliers to EPL Franchisees distribution centers without the express written permission of the EPL Corporate Purchasing department.  In essence, Simmons Prepared Foods Inc. will not sell the items identified herein to anyone except EPL approved parties as outlined in our supplier purchase agreement.

El Pollo Loco’s decision to enter into this Purchase Agreement is independent of any support your firm may or may not choose to provide to the El Pollo Loco system.

This Purchase Agreement is subject to and incorporates the General Terms and Conditions of Supply (“T/C”) executed by the parties hereto and currently on file with El Pollo Loco, Inc. The Purchase

Agreement and the T/C collectively constitute the entire agreement between the parties and supersede all prior or contemporaneous oral or written agreements.

Terms:  Net 10 Days
Pricing contract period 03/01/09 through 2/28/11

Please sign and return both copies of this letter.  After I have received the signed copy, I will sign and return a copy for your files.  Signing this letter acknowledges acceptance of the terms and conditions as presented above.

Matthew, thank you for your help and support on this matter and please contact me with any questions.

/S/ CHIP MILLER	/S/ GARY CAMPANARO
Chip Miller	Gary Campanaro
Simmons Prepared Foods, Inc.	El Pollo Loco, Inc.

cc:  Jennifer Benus, Yvette Johnson/MBM